INVESTMENT COMPANY SERVICES AGREEMENT

                                 MONTEAGLE FUNDS

      This Agreement, dated as of the 1st day of May 2009, by and between the Monteagle Funds (the "Trust" or "Funds"), a business trust operating as an open-end, investment management company registered under the Investment Company Act of 1940, as amended (the "Act"), duly organized and existing under the laws of the State of Delaware and Matrix Capital Group, Inc. ("Matrix"), a corporation duly organized under the laws of the State of New York (collectively, the "Parties").

                                WITNESSETH THAT:

      WHEREAS, the Trust is authorized by its Agreement and Declaration of Trust and By-Laws to issue separate series of shares representing interests in separate investment portfolios which are identified on Schedule "C" attached hereto (the "Portfolios") and which Schedule "C" may be amended from time to time by mutual agreement of the Trust and Matrix; and

      WHEREAS, the Parties desire to enter into an agreement whereby Matrix will provide the services to the Portfolios as specified herein and set forth in particular in Schedule "A" which is attached hereto and made a part hereof.

      NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, and in exchange of good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

                               GENERAL PROVISIONS

Section 1. Appointment.
-----------------------

The Trust hereby appoints Matrix as servicing agent to the Portfolios and Matrix hereby accepts such appointment. In order that Matrix may perform its duties under the terms of this Agreement, the Board of Trustees of the Trust shall direct the officers, investment adviser, legal counsel, independent accountants and custodian of the Trust to cooperate fully with Matrix and, upon request of Matrix, to provide such information, documents and advice relating to the Trust which Matrix requires to execute its responsibilities hereunder. In connection with its duties, Matrix shall be entitled to rely, and will be held harmless by the Trust when acting in reasonable reliance, upon any instruction, advice or document relating to the Trust as provided to Matrix by any of the aforementioned persons on behalf of the Trust. All fees charged by any such persons acting on behalf of the Trust would be deemed an expense of the Trust. Any services performed by Matrix under this Agreement will conform to the requirements of:

      (a) the provisions of the Act and the Securities Act of 1933, as amended, and any rules or regulations in force thereunder;

      (b) any other applicable provision of state and federal law;

      (c) the provisions of the Declaration of Trust and the By-Laws of the Trust as amended from time to time and delivered to Matrix;

      (d) any policies and determinations of the Board of Trustees of the Trust which are communicated to Matrix; and

      (e) the policies of the Trust as reflected in the Trust's registration statement as filed with the U.S. Securities and Exchange Commission.

Nothing in this Agreement will prevent Matrix or any officer thereof from providing the same or comparable services for or with any other person, trust, firm or corporation. While the services supplied to the Trust may be different than those supplied to other persons, trusts, firms or corporations, Matrix will provide the Trust equitable treatment in supplying services. The Trust recognizes that it will not receive preferential treatment from Matrix as compared with the treatment provided to other Matrix clients.

Section 2. Duties and Obligations of Matrix.
--------------------------------------------

Subject to the provisions of this Agreement, Matrix will provide to the Trust the specific services as set forth in Schedule "A" attached hereto.

Section 3. Definitions. For purposes of this Agreement:
-------------------------------------------------------

      "CERTIFICATE" will mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement. To be effective, such Certificate shall be given to and received by the custodian and shall be signed on behalf of the Trust by any two of its designated officers, and the term Certificate shall also include instructions communicated to the custodian by Matrix.

      "CUSTODIAN" will refer to that agent which provides safekeeping of the assets of the Trust.

      "INSTRUCTIONS" will mean communications containing instructions transmitted by electronic or telecommunications media including, but not limited to, Industry Standardization for Institutional Trade Communications, computer-to-computer interface, dedicated transmission line, facsimile transmission (which may be signed by an officer or unsigned) and tested telex.

      "ORAL INSTRUCTION" will mean an authorization, instruction, approval, item or set of data, or information of any kind transmitted to Matrix in person or by telephone, telegram, telecopy or other mechanical or documentary means LACKING ORIGINAL SIGNATURE, by a person or persons reasonably identified to Matrix to be a person or persons so authorized by a resolution of the Board of Trustees of the Trust to give Oral Instructions to Matrix on behalf of the Trust.

      "SHAREHOLDERS" will mean the registered owners of the shares of the Trust in accordance with the share registry records maintained by Matrix for the Trust.

      "SHARES" will mean the issued and outstanding shares of the Trust.

      "SIGNATURE  GUARANTEE"  will  mean  the  guarantee  of  signatures  by  an
      "eligible guarantor institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Eligible guarantor institutions include banks, brokers, dealers, credit unions, and national securities exchanges, registered securities associations, clearing agencies and savings associations. Broker-dealers guaranteeing signatures must be members of a clearing corporation or maintain net capital of at least $100,000. Signature guarantees will be accepted from any eligible guarantor institution, which participates in a signature guarantee program.

      "WRITTEN INSTRUCTION" will mean an authorization, instruction, approval, item or set of data or information of any kind transmitted to Matrix in an original writing containing an original signature or a copy of such document transmitted by telecopy including transmission of such signature reasonably identified to Matrix to be the signature of a person or persons so authorized by a resolution of the Board of Trustees of the Trust, or so identified by the Trust to give Written Instructions to Matrix on behalf of the Trust.

      CONCERNING ORAL AND WRITTEN INSTRUCTIONS For all purposes under this Agreement,

      Matrix is authorized to act upon receipt of the first of any Written or Oral Instruction it receives from the Trust or its agents. In cases where the first instruction is an Oral Instruction that is not in the form of a document or written record, a confirmatory Written Instruction or Oral Instruction in the form of a document or written record shall be delivered promptly. In cases where Matrix receives an Instruction, whether Written or Oral, to enter a portfolio transaction onto the Trust's records, the Trust shall cause the broker/dealer executing such transaction to send a written confirmation to the Custodian. Matrix shall be entitled to rely on the first Instruction received from the Trust or its authorized agents, whether Oral or otherwise. For any act or omission undertaken by Matrix in compliance therewith, it shall be free of liability and fully indemnified and held harmless by the Trust, provided however, that in the event any Instruction received by Matrix is countermanded by a subsequent Written or Oral Instruction received prior to acting upon such countermanded Instruction, Matrix shall act upon such subsequent Written or Oral Instruction. The sole obligation of Matrix with respect to any follow-up or confirmatory Written Instruction or Oral Instruction in documentary or written form shall be to make reasonable efforts to detect any discrepancy between the original Instruction and such follow-up or confirmatory Written or Oral Instruction, and to report such discrepancy to the Trust. The Trust shall be responsible and bear the expense of its taking any action, including any reprocessing, necessary to correct any discrepancy or error. To the extent such action requires Matrix to act; the Trust shall give Matrix specific Written Instruction as to the action required.

      The Trust will file with Matrix a certified copy of each resolution of the Trust's Board of Trustees authorizing execution of Written Instructions or the transmittal of Oral Instructions as provided above.

Section 4. Indemnification.
---------------------------

      (a) Matrix, its officers, employees, shareholders, and agents will be liable for any loss suffered by the Trust resulting from the willful misfeasance, bad faith, negligence or reckless disregard on the part of Matrix in the performance of its obligations and duties under this Agreement.

      (b) Any director, officer, employee, shareholder or agent of Matrix, who may be or become an officer, director, employee or agent of the Trust, will be deemed, when rendering services to the Trust, or acting on any business of the Trust (other than services or business in connection with Matrix's duties hereunder), to be rendering such services to or acting solely for the Trust and not as a director, officer, employee, shareholder or agent of, or under the control or direction of Matrix even though such person may be receiving compensation from Matrix.

      (c) To the extent permitted under the Act, The Trust agrees to indemnify and hold Matrix harmless, together with its officers, employees, shareholders and agents from and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which Matrix may sustain or incur or which may be asserted against Matrix by any person by reason of, or as a result of:

            (i) any action taken or omitted to be taken by Matrix except claims, demands, expenses and liabilities arising in whole or in part from willful misfeasance, bad faith, negligence or reckless disregard on the part of Matrix in the performance of its obligations and duties under this Agreement; or

            (ii) any action taken or omitted to be taken by Matrix in reliance upon any Certificate, instrument, order or stock certificate or other document reasonably believed by Matrix to be genuine and signed, countersigned or executed by any duly authorized person, upon the Oral Instructions or Written Instructions of an authorized person of the Trust, or upon the written opinion of legal counsel for the Trust or Matrix; or

            (iii) the  offer  or sale of  shares  of the  Trust  to any  person, natural or otherwise, which is in violation of any state or federal law.

If a claim is made against Matrix as to which Matrix may seek indemnity under this Section, Matrix will notify the Trust promptly after receipt of any written assertion of such claim threatening to institute an action or proceeding with respect thereto and will notify the Trust promptly of any action commenced against Matrix within ten (10) days after Matrix has been served with a summons or other legal process. Failure to notify the Trust will not, however, relieve the Trust from any liability, which it may have on account of the indemnity under this Section so long as the Trust has not been prejudiced in any material respect by such failure.

The Trust and Matrix will cooperate in the control of the defense of any action, suit or proceeding in which Matrix is involved and for which indemnity is being provided by the Trust to Matrix. The Trust may negotiate the settlement of any action, suit or proceeding subject to Matrix's approval, which will not be unreasonably withheld. Matrix reserves the right, but not the obligation, to participate in the defense or settlement of a claim, action or proceeding with its own counsel. Costs or expenses incurred by Matrix in connection with, or as a result of such participation, will be borne solely by the Trust if:

            (i) Matrix has received an opinion of counsel from counsel to the Trust stating that the use of counsel to the Trust by Matrix would present an impermissible conflict of interest;

            (ii)  the   defendants  in,  or  targets  of,  any  such  action  or
                  proceeding include both Matrix and the Trust, and legal counsel to Matrix has reasonably concluded that there are legal defenses available to it which are different from or additional to those available to the Trust or which may be adverse to or inconsistent with defenses available to the Trust (in which case the Trust will not have the right to direct the defense of such action on behalf of Matrix); or

            (iii) the Trust authorizes  Matrix to employ separate counsel at the expense of the Trust.

      (d) The terms of this Section will survive the termination of this Agreement.

Section 5. Representations and Warranties.
------------------------------------------

      (a)   Matrix represents and warrants that:

            (i) it is a corporation duly organized and existing and in good standing under the laws of New York;

            (ii) it is empowered under applicable laws and by its Certificate of Incorporation and By-Laws to enter into and perform this Agreement;

            (iii) all  requisite  corporate   proceedings  have  been  taken  to
                  authorize Matrix to enter into and perform this Agreement;

            (iv) it has and will continue to have access to the facilities, personnel and equipment required to fully perform its duties and obligations hereunder;

            (v) no legal or administrative proceedings have been instituted or threatened which would impair Matrix's ability to perform its duties and obligations under this Agreement;

            (vi) its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of Matrix or any law or regulation applicable to it;

            (vii) it is registered as a transfer  agent under Section 17A(c) (2)
                  of the Exchange Act and has adopted compliance policies and procedures reasonably designed to ensure its compliance with federal securities laws;

            (viii) this  Agreement has been duly  authorized by Matrix and, when executed and delivered, will constitute a valid, legal and binding obligation of Matrix, enforceable in accordance with its terms.

      (b)   The Trust represents and warrants that:

            (i) it is a statutory trust duly organized and existing and in good standing under the laws of the State of Delaware;

            (ii)  it is empowered under applicable laws and by its Agreement and

                  Declaration of Trust and By-Laws to enter into and perform this Agreement;

            (iii) all  requisite  proceedings  have been taken to authorize  the
                  Trust to enter into and perform this Agreement;

            (iv) no legal or administrative proceedings have been instituted or threatened which would impair the Trust's ability to perform its duties and obligations under this Agreement;

            (v) the Trust's entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligations of the Trust, or any law or regulation applicable to either;

            (vi) the Shares are properly registered or otherwise authorized for issuance and sale;

            (vii) this Agreement has been duly authorized by the Trust and, when executed and delivered, will constitute a valid, legal and binding obligation of the Trust, enforceable in accordance with its terms.

      (c)   Delivery of Documents

            The Trust will furnish or cause to be furnished to Matrix the following documents;

            (i) current Prospectus and Statement of Additional Information for each Portfolio;

            (ii)  most recent Annual Report of each Portfolio;

            (iii) most recent Semi-Annual Report for of each Portfolio;

            (iv) certified copies of resolutions of the Trust's Board of Trustees authorizing the execution of Written Instructions or the transmittal of Oral Instructions and those persons authorized to give those Instructions.

      (d)   Record Keeping and Other Information

      Matrix will create and maintain all records required of it pursuant to its duties hereunder and as set forth in Schedule "A" in accordance with all applicable laws, rules and regulations, including records required by
      Section 31(a) of the Act. All such records will be the property of the Trust and will be available during regular business hours for inspection, copying and use by the Trust. Where applicable, such records will be maintained by Matrix for the periods and in the places required by Rule 31a-2 under the Act. Upon termination of this Agreement, Matrix will deliver all such records to the Trust or such person as the Trust may designate.

SECTION 6. COMPENSATION. The Trust agrees to pay Matrix compensation for its services, and to reimburse it for expenses at the rates, times, manner and amounts as set forth in Schedule "B" attached hereto and incorporated herein by reference and as will be set forth in any amendments to such Schedule "B" agreed upon in writing by the Parties. Upon receipt and approval of an invoice therefor, Matrix is authorized to collect such fees by debiting the Trust's custody account. The Trust will approve or contest any invoice sent by Matrix within five (5) days of receipt. Disputed amounts shall not be deducted from the Trust's custody account until the dispute is resolved. In addition, the Trust agrees to reimburse Matrix for any reasonable and ordinary out-of-pocket expenses paid by Matrix on behalf of the Trust within five (5) calendar days of the Trust's receipt of an invoice therefor. For the purpose of determining fees payable to Matrix, the value of the Trust's net assets will be computed at the times and in the manner specified in the Trust's Prospectus and Statement of Additional Information then in effect. During the term of this Agreement, should the Trust seek services or functions in addition to those outlined below or in Schedule "A" attached hereto, a written amendment to this Agreement specifying the additional services and corresponding compensation will be executed by the Parties. In the event that the Trust is more than thirty (30) days delinquent in its payments of monthly billings in connection with this Agreement (with the exception of specific amounts, which may be contested in good faith by the Trust), this Agreement may be terminated upon thirty (30) days' written notice to the Trust by Matrix. In the event of a dispute over a billing amount, the Trust must notify Matrix in writing of the contested amounts within a reasonable time of receipt of a billing for such amounts. Disputed amounts are not due and payable while they are being disputed.

Section 7. Days of Operation.
-----------------------------

Nothing contained in this Agreement is intended to or will require Matrix, in any capacity hereunder, to perform any functions or duties on any day on which the New York Stock Exchange ("NYSE") is closed. Functions or duties normally scheduled to be performed on such days will be performed on and as of the next succeeding business day on which the NYSE is open. Notwithstanding the foregoing, Matrix will compute the net asset value of the Trust on each day required pursuant to Rule 22c-1 promulgated under the Act.

Section 8. Acts of God, etc.
----------------------------

Matrix will not be liable or responsible for delays or errors caused by acts of God or by reason of circumstances beyond its control including, acts of civil or military authority, national emergencies, equipment failures, insurrection, war, riots, or failure or unavailability of transportation, communication or power supply, fire, flood or other catastrophe. In the event of equipment failures beyond Matrix's control, Matrix will, at no additional expense to the Trust, take reasonable steps to minimize service interruptions but will have no liability with respect thereto. The foregoing obligation will not extend to computer terminals located outside of premises maintained by Matrix. Matrix has entered into and agrees to maintain in effect agreements making reasonable provision for emergency use of electronic data processing equipment to the extent appropriate equipment are available.

Section 9. Inspection and Ownership of Records.
-----------------------------------------------

In the event of a request or demand for the inspection of the records of the Trust, Matrix will use its best efforts to notify the Trust and to secure instructions as to permitting or refusing such inspection. Matrix may, however, after notice to the Trust make such records available for inspection to any person in any case where it is advised in writing by its counsel that it may be held liable for failure to do so. Matrix recognizes that the records it maintains for the Trust are the property of the Trust and will be surrendered to the Trust upon written notice to Matrix as outlined under Section 10(c) below. Matrix agrees to maintain the records and all other information of the Trust in a confidential manner and will not use such information for any purpose other than the performance of Matrix's duties under this Agreement.

Section 10. Duration and Termination.
-------------------------------------

      (a) The initial term of this Agreement will be for the period of two (2) years, commencing on the date hereinabove first written (the "Effective Date") and will continue thereafter subject to termination by either Party as set forth in subsection (c) below.

      (b) The fee schedules set forth in Schedule "B" attached hereto will be fixed for the initial term commencing on the Effective Date of this Agreement and will continue or be revised thereafter subject mutual agreement of the Parties.

      (c) After the initial term of this Agreement, a Party may give written notice to the other (the day on which the notice is received by the Party against which the notice is made shall be the "Notice Date") of a date on which this Agreement shall be terminated ("Termination Date"). The Termination Date shall be set on a day not less than ninety (90) days after the Notice Date. The period of time between the Notice Date and the Termination Date is hereby identified as the "Notice Period". Any time up to, but not later than fifteen (15) days prior to the Termination Date, the Trust will pay to Matrix such compensation as may be due as of the Termination Date and will likewise reimburse Matrix for any out-of-pocket expenses and disbursements reasonably incurred or expected to by incurred by Matrix up to and including the Termination Date.

      (d) In connection with the termination of this Agreement, if the Trust designates, by written notice to Matrix a successor to any of Matrix's duties or responsibilities under this Agreement, Matrix will promptly on the Termination Date, transfer to the successor all records which belong to the Trust and will provide appropriate, reasonable and professional  cooperation  in  transferring  such  records  to  the  named successor. The Trust shall reimburse Matrix for its reasonable out-of-pocket expenses incurred in connection with the transfer of such records in accordance with section 10(c) above.

      (e) Should the Trust desire to move any of the services outlined in this Agreement to a successor service provider prior to the Termination Date, Matrix shall make a good faith effort to facilitate the conversion on such prior date, however, there can be no guarantee that Matrix will be able to facilitate a conversion of services prior to the end of the Notice Period. Should services be converted to a successor service provider prior to the end of the Notice Period, or if the Trust is liquidated and its assets merged or purchased or the like with another entity, payment of fees to Matrix shall be accelerated to the last business day prior to the conversion or termination of services and calculated as if the services had remained at Matrix until the expiration of the Notice Period and shall be calculated at the asset levels on the last business day prior to conversion or termination.

      (f) Notwithstanding any other provisions of Paragraph 10, if the Trust is liquidated and not merged or purchased, fees shall be paid through the liquidation date; in the event the Trust deregisters as an Investment Company with the United States Securities and Exchange Commission ("SEC"), or liquidates a Portfolio this Agreement may be terminated by the Trust upon thirty (30) days written notice to Matrix. The Termination Date shall be thirty (30) days after the receipt of such notice by Matrix. Any time up to, but not later than ten (10) days prior to the Termination Date, the Trust or applicable Portfolio will pay to Matrix such compensation as may be due as of the Termination Date and will likewise reimburse Matrix for any out-of-pocket expenses and disbursements reasonably incurred or expected to be incurred by Matrix up to and including the Termination Date.

      (g) Notwithstanding the foregoing, this Agreement may be terminated at any time by either Party in the event of a material breach by the other Party involving gross negligence, willful misfeasance, bad faith or a reckless disregard of its obligations and duties under this Agreement provided that such breach shall have remained unremedied for sixty (60) days or more after receipt of written specification thereof.

Section 11. Rights of Ownership.
--------------------------------

All computer programs and procedures developed to perform services required to be provided by Matrix under this Agreement are the property of Matrix. All records and other data except such computer programs and procedures are the exclusive property of the Trust and all such other records and data will be furnished to the Trust in appropriate form as soon as practicable after termination of this Agreement for any reason.

Section 12. Amendments to Documents.
------------------------------------

The Trust will furnish Matrix written copies of any amendments to, or changes in, the Declaration of Trust, By-Laws, Prospectus or Statement of Additional Information in a reasonable time prior to such amendments or changes becoming effective. In addition, the Trust agrees that no amendments will be made to the Prospectus or Statement of Additional Information of the Trust which might have the effect of changing the procedures employed by Matrix in providing the services agreed to hereunder or which amendment might affect the duties of Matrix hereunder unless the Trust first obtains Matrix's approval of such amendments or changes.

Section 13. Confidentiality.
----------------------------

Both Parties hereto agree that any non-public information obtained hereunder concerning the other Party is confidential and may not be disclosed to any other person without the consent of the other Party, except as may be required by applicable law or at the request of the U.S. Securities and Exchange Commission or other governmental agency. Matrix agrees that it will not use any non-public information for any purpose other than performance of its duties or obligations hereunder. The obligations of the Parties under this Section will survive the termination of this Agreement. The Parties further agree that a breach of this Section would irreparably damage the other Party and accordingly agree that each of them is entitled, without bond or other security, to an injunction or injunctions to prevent breaches of this provision.

Section 14. Notices.
--------------------

Except as otherwise provided in this Agreement, any notice or other communication required by or permitted to be given in connection with this Agreement will be in writing and will be delivered in person or sent by first class mail, postage prepaid or by prepaid overnight delivery service to the respective parties as follows:

      IF TO THE TRUST:                        IF TO MATRIX:
      ----------------                        -------------
      Monteagle Funds                         Matrix Capital Group
      209 Tenth Avenue South, Suite 332       420 Lexington Avenue, Suite 601
      Nashville, Tennessee 37203              New York, NY 10170-0002
      Attention: Paul B. Ordonio,             Attention: Christopher F. Anci,
                 President                               President

Section 15. Amendment.
----------------------

No provision of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by the Parties. This Agreement may be amended from time to time by supplemental agreement executed by the Parties and the compensation stated in Schedule "B" attached hereto may be adjusted accordingly as mutually agreed upon.

Section 16. Authorization.
--------------------------

The Parties represent and warrant to each other that the execution and delivery of this Agreement by the undersigned officer of each Party has been duly and validly authorized; and when duly executed, this Agreement will constitute a valid and legally binding enforceable obligation of each Party.

Section 17. Counterparts.
-------------------------

This Agreement may be executed in two or more counterparts, each of which when so executed will be deemed to be an original, but such counterparts will together constitute but one and the same instrument.

Section 18. Assignment.
-----------------------

This Agreement will extend to and be binding upon the Parties hereto and their respective successors and assigns; provided, however, that this Agreement will not be assignable by the

Trust without the written consent of Matrix or by Matrix without the written consent of the Trust which consent must be authorized or approved by a resolution by its Board of Trustees prior to such assignment.

Section 19. Governing Law.
--------------------------

The laws of the State of Delaware will govern this Agreement.

Section 20. Severability.
-------------------------

If any part, term or provision of this Agreement is held by any court to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions will be considered severable and not be affected and the rights and obligations of the parties will be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid, provided that the basic agreement is not thereby materially impaired.

Section 21. Limitation of Liability of the Trustees and Shareholders
--------------------------------------------------------------------

It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall bind only the trust property of the Trust as provided in the Trust's Agreement and Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees and this Agreement has been signed and delivered by an authorized officer of the Trust, acting as such, and neither such authorization by the Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, bust shall bind only the trust property of the Trust as provided in the Trust's Agreement and Declaration of Trust.

Section 22. Anti-Money Laundering
---------------------------------

Each of Matrix and the Trust acknowledge that it is a financial institution subject to the USA Patriot Act of 2001 (the "AML Act"), which requires among other things, that financial institutions adopt compliance programs to guard against money laundering. Each represents and warrants to the other that it is in compliance with and will continue to comply with the AML Act and applicable regulations in all relevant respects. In that connection, the parties further agree as follows:

      (a) Matrix shall include specific contractual provisions regarding anti-money laundering compliance obligations in all future agreements entered into by Matrix with any financial intermediary that would be authorized to effect transactions in shares of the Trust.

      (b) Each of Matrix and the Trust agrees that it will take such further steps, and cooperate with the others as may be reasonably necessary, to facilitate compliance with the AML Act, including but not limited to the provision of copies of its written procedures, policies and controls related thereto ("AML Operations"). Matrix undertakes that it will grant to the Trust, the Trust's anti-money laundering compliance officer and regulatory agencies, reasonable access to copies of Matrix's AML Operations, books and records pertaining to the Trust only.

Section 23. Entire Agreement
----------------------------

This Agreement (including the Exhibits attached hereto) contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior written or oral agreements and understandings with respect thereto.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be signed by their duly authorized officers as of the day and year first above written.

Monteagle Funds                           Matrix Capital Group

_____________________________             ___________________________________
By: Paul B. Ordonio, President            By:  Christopher F. Anci, President

                                                                      SCHEDULE A

ACCOUNTING SERVICES PROVIDED BY MATRIX CAPITAL GROUP

--------------------------------------------------------------------------------

o JOURNALIZE EACH PORTFOLIO'S INVESTMENT, CAPITAL SHARE AND INCOME AND EXPENSE ACTIVITIES.

o POST AND VERIFY INVESTMENT BUY/SELL TRADE TICKETS WHEN RECEIVED FROM THE ADVISOR OR PORTFOLIO MANAGER.

o     MAINTAIN INDIVIDUAL LEDGERS FOR INVESTMENT SECURITIES.

o     MAINTAIN HISTORICAL TAX LOTS FOR EACH SECURITY.

o RECONCILE CASH AND INVESTMENT BALANCES OF EACH PORTFOLIO WITH THE CUSTODIAN, AND PROVIDE THE ADVISOR WITH THE BEGINNING CASH BALANCE AVAILABLE FOR INVESTMENT PURPOSES.

o     UPDATE  THE  CASH  AVAILABILITY  THROUGHOUT  THE  DAY AS  REQUIRED  BY THE
      ADVISOR.

o POST TO AND PREPARE EACH PORTFOLIO'S STATEMENT OF ASSETS AND LIABILITIES AND STATEMENT OF OPERATIONS.

o CALCULATE EXPENSES PAYABLE PURSUANT TO THE TRUST'S VARIOUS CONTRACTUAL OBLIGATIONS.

o CONTROL ALL DISBURSEMENTS FROM THE TRUST ON BEHALF OF EACH PORTFOLIO AND AUTHORIZE SUCH DISBURSEMENTS UPON INSTRUCTIONS OF THE TRUST.

o     CALCULATE CAPITAL GAINS AND LOSSES.

o     DETERMINE EACH PORTFOLIO'S NET INCOME.

o AT THE PORTFOLIO'S EXPENSE, OBTAIN SECURITY MARKET PRICES OR IF SUCH MARKET PRICES ARE NOT READILY AVAILABLE, THEN OBTAIN SUCH PRICES FROM SERVICES APPROVED BY THE ADVISOR, AND IN EITHER CASE CALCULATE THE MARKET OR FAIR VALUE OF EACH PORTFOLIO'S INVESTMENTS.

o     WHERE APPLICABLE, CALCULATE THE AMORTIZED COST VALUE OF DEBT INSTRUMENTS.

o     TRANSMIT OR MAIL A COPY OF THE PORTFOLIO VALUATIONS TO THE ADVISOR.

o COMPUTE THE NET ASSET VALUE OF EACH PORTFOLIO AND EACH SHARE CLASS ON A DAILY BASIS EACH DAY OR PARTIAL DAY THAT THE NEW YORK STOCK EXCHANGE IS OPEN FOR BUSINESS OR AS OTHERWISE REQUIRED UNDER THE TRUST'S PROSPECTUS OR THE 1940 ACT.

o REPORT APPLICABLE NET ASSET VALUE AND PERFORMANCE DATA TO PERFORMANCE TRACKING ORGANIZATIONS.

o COMPUTE EACH PORTFOLIO'S AND EACH SHARE CLASS' YIELDS, TOTAL RETURN, BEFORE AND AFTER TAXES AND ADJUSTED FOR SALES LOAD, EXPENSE RATIOS AND PORTFOLIO TURNOVER RATE.

o PREPARE AND MONITOR THE EXPENSE ACCRUALS AND NOTIFY FUND MANAGEMENT OF ANY PROPOSED ADJUSTMENTS.

o     PREPARE MONTHLY SECURITY TRANSACTIONS LISTINGS.

o     PREPARE MONTHLY BROKER SECURITY TRANSACTIONS SUMMARIES.

o SUPPLY VARIOUS FUND AND PORTFOLIO STATISTICAL DATA TO THE TRUST AND ITS INVESTMENT ADVISER AS REQUESTED ON AN ONGOING BASIS.

o ASSIST IN THE PREPARATION OF SUPPORT SCHEDULES NECESSARY FOR COMPLETION OF FEDERAL AND STATE TAX RETURNS.

o ASSIST IN THE PREPARATION AND FILING OF THE TRUST'S ANNUAL, SEMIANNUAL OR QUARTERLY REPORTS WITH THE SEC ON FORM N-SAR, N-CSR AND FORM N-Q.

o ASSIST IN THE PREPARATION AND FILING OF THE TRUST'S ANNUAL AND SEMIANNUAL REPORTS TO SHAREHOLDERS AND PROXY STATEMENTS.

o ASSIST WITH THE PREPARATION OF AMENDMENTS TO THE TRUST'S REGISTRATION STATEMENTS ON FORM N-1A AND OTHER FILINGS RELATING TO THE REGISTRATION OF SHARES.

o MONITOR EACH PORTFOLIO'S STATUS AS A REGULATED INVESTMENT COMPANY UNDER SUBCHAPTER M OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED FROM TIME TO TIME ("CODE").

o DETERMINE THE AMOUNT OF DIVIDENDS AND OTHER DISTRIBUTIONS PAYABLE TO SHAREHOLDERS AS NECESSARY TO, AMONG OTHER THINGS; MAINTAIN THE QUALIFICATION AS A REGULATED INVESTMENT COMPANY OF EACH PORTFOLIO OF THE TRUST UNDER THE CODE.

o PROVIDE OTHER ACCOUNTING SERVICES AS MAY BE AGREED UPON FROM TIME TO TIME IN WRITING BY THE TRUST AND MATRIX.

o MONITOR PORTFOLIO TRANSACTIONS FOR COMPLIANCE WITH PORTFOLIO RESTRICTIONS OF THE '40 ACT AND THE TRUST'S REGISTRATION STATEMENT; AND IMMEDIATELY NOTIFY THE ADVISER OF ANY VIOLATIONS.

ADMINISTRATIVE SERVICES PROVIDED BY MATRIX CAPITAL GROUP

--------------------------------------------------------------------------------

o PROVIDE OVERALL DAY-TO-DAY FUND ADMINISTRATIVE MANAGEMENT, INCLUDING COORDINATION OF INVESTMENT ADVISOR, CUSTODIAN, AUDITOR TRANSFER AGENCY, DISTRIBUTION AND PRICING, PRINTING AND ACCOUNTING SERVICES.

o     ASSIST  IN THE  PREPARATION  OF FILING OF ALL  FEDERAL  AND STATE  REPORTS
      INCLUDING:

      o FUND'S POST-EFFECTIVE AMENDMENTS UNDER THE SECURITIES ACT OF 1933 AND THE INVESTMENT COMPANY ACT OF 1940.

      o     FORM N-SAR - SEMI-ANNUAL REPORT FOR REGISTERED INVESTMENT COMPANIES.

      o     FORM N-CSR - CERTIFIED SHAREHOLDER REPORT.

      o     FORM N-Q - QUARTERLY SCHEDULE OF PORTFOLIO HOLDINGS

      o     RULE 17G-1 FILING WITH THE SEC REGARDING FIDELITY BOND COVERAGE.

      o     FORM  24F-2 - ANNUAL  NOTICE OF  SECURITIES  SOLD  PURSUANT  TO RULE
            24F-2.

      o     FORM N-PX - PROXY VOTING REPORT.

      o ONGOING MONITORING OF STATE BLUE SKY REGISTRATIONS AND FILINGS WITH APPLICABLE STATES.

o PREPARE AND FILE SUCH REPORTS, APPLICATIONS AND DOCUMENTS AS MAY BE NECESSARY OR DESIRABLE TO REGISTER THE TRUST'S SHARES WITH THE FEDERAL AND STATE SECURITIES AUTHORITIES, AND MONITOR THE SALE OF FUND SHARES FOR COMPLIANCE WITH FEDERAL AND STATE SECURITIES LAWS.

o PREPARE AND FILE REPORTS TO SHAREHOLDERS, INCLUDING THE ANNUAL AND SEMI-ANNUAL REPORT TO SHAREHOLDERS; AND COORDINATE MAILING PROSPECTUSES, NOTICES, PROXY STATEMENTS, PROXIES AND OTHER REPORTS TO SHAREHOLDERS.

o ASSIST WITH LAYOUT AND PRINTING OF SHAREHOLDER COMMUNICATIONS, INCLUDING PROSPECTUSES AND REPORTS TO SHAREHOLDERS.

o     ADMINISTER  CONTRACTS  ON BEHALF  OF THE TRUST  WITH,  AMONG  OTHERS,  THE
      TRUST'S  INVESTMENT   ADVISOR,   CUSTODIAN,   TRANSFER   AGENT/SHAREHOLDER
      SERVICING AGENT, DISTRIBUTOR, AND ACCOUNTING SERVICES AGENT.

o ASSIST FUND'S LEGAL COUNSEL IN THE PREPARATION FOR TRUSTEES/MANAGEMENT MEETINGS INCLUDING, COORDINATING THE AGENDA, DISTRIBUTION OF MINUTES, ATTENDANCE RECORDS AND MINUTE BOOKS.

o COORDINATE SHAREHOLDER MEETINGS, INCLUDING ASSISTING FUND COUNSEL IN PREPARATION OF PROXY MATERIALS, PREPARATION OF MINUTES AND TABULATION OF RESULTS.

o MONITOR AND PAY FUND BILLS, MAINTAIN FUND BUDGET AND REPORT BUDGET EXPENSES AND VARIANCES TO FUND MANAGEMENT.

o MONITOR THE TRUST'S COMPLIANCE WITH THE INVESTMENT RESTRICTIONS AND LIMITATIONS IMPOSED BY THE 1940 ACT AND STATE BLUE SKY LAWS AND APPLICABLE REGULATIONS THEREUNDER, THE TRUSTAMENTAL AND NON-FUNDAMENTAL INVESTMENT POLICIES AND LIMITATIONS SET FORTH IN THE TRUST'S PROSPECTUSES AND STATEMENT OF ADDITIONAL INFORMATION, AND THE INVESTMENT RESTRICTIONS AND LIMITATIONS NECESSARY FOR EACH PORTFOLIO OF THE TRUST TO QUALIFY AS A REGULATED INVESTMENT COMPANY UNDER SUBCHAPTER M OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY SUCCESSOR STATUTE.

o PREPARE AND DISTRIBUTE TO APPROPRIATE PARTIES NOTICES ANNOUNCING DIVIDENDS AND OTHER DISTRIBUTIONS TO SHAREHOLDERS.

o PROVIDE OTHER ADMINISTRATIVE SERVICES AS MAY BE AGREED FROM TIME TO TIME IN WRITING BY THE TRUST OR ADMINISTRATOR.

COMPLIANCE SERVICES PROVIDED BY MATRIX CAPITAL GROUP (IF PART OF CONTRACT)

--------------------------------------------------------------------------------

o     PROVIDE COMPLIANCE SERVICES TO THE TRUST, INCLUDING:

o     ONE OF MATRIX'S  EMPLOYEES WILL SERVE AS THE AML COMPLIANCE OFFICER OF THE
      TRUST.

TRANSFER AGENT, SHAREHOLDER SERVICING AGENT AND DIVIDEND DISBURSING AGENT SERVICES PROVIDED BY MATRIX CAPITAL GROUP

--------------------------------------------------------------------------------

o EXAMINE AND PROCESS NEW ACCOUNTS, SUBSEQUENT PAYMENTS, LIQUIDATIONS, EXCHANGES, TRANSFERS, TELEPHONE TRANSACTIONS, CHECK REDEMPTIONS AUTOMATIC WITHDRAWALS, AND WIRE ORDER TRADES.

o     REINVEST OR PAY DIVIDENDS AND MAKE OTHER DISTRIBUTIONS.

o ANSWER INVESTOR AND DEALER TELEPHONE AND/OR WRITTEN INQUIRIES, EXCEPT AS OTHERWISE AGREED BY THE TRANSFER AGENT AND THE TRUST.

o     PROCESS AND CONFIRM ADDRESS CHANGES.

o     PROCESS STANDARD ACCOUNT RECORD CHANGES AS REQUIRED,  I.E. DIVIDEND CODES,
      ETC.

o MICROFILM AND/OR STORE SOURCE DOCUMENTS FOR TRANSACTIONS, SUCH AS ACCOUNT APPLICATIONS AND CORRESPONDENCE.

o PERFORM BACKUP WITHHOLDING FOR THOSE ACCOUNTS IN ACCORDANCE WITH FEDERAL REGULATIONS.

o     SOLICIT MISSING TAXPAYER IDENTIFICATION NUMBERS.

o PROVIDE REMOTE ACCESS INQUIRY TO FUND RECORDS VIA FUND SUPPLIED HARDWARE (FUND RESPONSIBLE FOR CONNECTION LINE AND MONTHLY FEE).

o MAINTAIN THE FOLLOWING SHAREHOLDER INFORMATION AS REQUIRED UNDER FEDERAL SECURITIES LAWS IN SUCH A MANNER AS THE TRANSFER AGENT SHALL DETERMINE:

      o     NAME AND ADDRESS, INCLUDING ZIP CODE.
      o     BALANCE OF SHARES.
      o NUMBER OF SHARES, ISSUANCE DATE OF EACH SHARE OUTSTANDING AND CANCELLATION DATE OF EACH SHARE NO LONGER OUTSTANDING, IF ISSUED.
      o     BALANCE OF DOLLARS AVAILABLE FOR REDEMPTION.
      o DIVIDEND CODE (DAILY ACCRUAL, MONTHLY REINVEST, MONTHLY CASH OR QUARTERLY CASH).
      o     TYPE OF ACCOUNT CODE.
      o ESTABLISHMENT DATE INDICATING THE DATE AN ACCOUNT WAS OPENED, CARRYING FORWARD PRE-CONVERSION DATA AS AVAILABLE.
      o     ORIGINAL ESTABLISHMENT DATE FOR ACCOUNTS OPENED BY EXCHANGE.
      o     W-9 WITHHOLDING STATUS AND PERIODIC REPORTING.

      o     STATE OF RESIDENCE CODE.
      o SOCIAL SECURITY OR TAXPAYER IDENTIFICATION NUMBER, AND INDICATION OF CERTIFICATION.
      o     HISTORICAL  TRANSACTIONS  ON THE  ACCOUNT  FOR THE  MOST  RECENT  18
            MONTHS, OR OTHER PERIOD AS MUTUALLY AGREED TO FROM TIME TO TIME.
      o     INDICATION AS TO WHETHER PHONE  TRANSACTION CAN BE ACCEPTED FOR THIS
            ACCOUNT.  BENEFICIAL  OWNER CODE, I.E. MALE,  FEMALE,  JOINT TENANT,
            ETC.

o     PROVIDE THE FOLLOWING REPORTS AND STATEMENTS:

      o PREPARE DAILY JOURNALS FOR FUND REFLECTING ALL SHARES AND DOLLAR ACTIVITY FOR THE PREVIOUS DAY.
      o     SUPPLY  INFORMATION  MONTHLY  FOR  FUND'S  PREPARATION  OF BLUE  SKY
            REPORTING.
      o SUPPLY MONTHLY PURCHASE, REDEMPTION AND LIQUIDATION INFORMATION FOR USE IN FUND'S N-SAR REPORT.
      o     PROVIDE MONTHLY AVERAGE DAILY BALANCE REPORTS FOR THE TRUST.
      o PREPARE AND MAIL COPIES OF SUMMARY STATEMENTS TO DEALERS AND INVESTMENT ADVISORS.
      o     MAIL TRANSACTION CONFIRMATION STATEMENTS DAILY TO INVESTORS.
      o ADDRESS AND MAIL FOUR PERIODIC FINANCIAL REPORTS (MATERIAL MUST BE ADAPTABLE TO TRANSFER AGENT'S MECHANICAL EQUIPMENT AS REASONABLY SPECIFIED BY THE TRANSFER AGENT).
      o     MAIL PERIODIC STATEMENT TO INVESTORS.
      o     COMPUTE,  PREPARE AND FURNISH ALL NECESSARY  REPORTS TO GOVERNMENTAL
            AUTHORITIES: FORMS 1099R, 1099DIV, 1099B, 1042 AND 1042S.
      o ENCLOSE VARIOUS MARKETING MATERIAL AS DESIGNATED BY THE TRUST IN STATEMENT MAILINGS, I.E. MONTHLY AND QUARTERLY STATEMENTS (MATERIAL MUST BE ADAPTABLE TO MECHANICAL EQUIPMENT AS REASONABLY SPECIFIED BY THE TRANSFER AGENT).

o     PREPARE AND MAIL CONFIRMATION STATEMENTS TO DEALERS DAILY.

o     PREPARE CERTIFIED LIST OF STOCKHOLDERS FOR PROXY MAILING.

o     ENSURE COMPLIANCE WITH USA PATRIOT ACT AND PRIVACY REGULATIONS

o     ON GOING MONITORING OF LOST SHAREHOLDERS AND RPO TRACKING

o     PROVIDE DAILY REPORT OF SALES/REDEMPTION ACTIVITY

                                                                      SCHEDULE B

Compensation Schedule for Services Provided by Matrix Capital Group, Inc.

Fund Administration, Fund Accounting, and Transfer Agent Services
-----------------------------------------------------------------

The fees stated in this proposal are subject to the execution of an agreement with the initial term of two (2) years. This proposed fee shall be effective for a period of 30 days from the date of its receipt.

EQUITY FUNDS ($30,000 minimum/per fund -- no fee for additional classes) 0.075% of the Trust's first $400 million in assets
0.030% of the Trust's assets in excess of $400 million to $600 million 0.020% of the Trust's assets in excess of $600 million

FIXED INCOME FUNDS ($30,000 minimum/per fund -- no fee for additional classes) 0.040% of the Trust's first $400 million in assets
0.025% of the Trust's assets in excess of $400 million to $600 million
0.010% of the Trust's assets in excess of $600 million

MONEY MARKET FUNDS ($75,000 minimum/per fund -- no fee for additional classes) 0.020% of the Trust's first $500 million in assets
0.015% of the Trust's assets in excess of $500 million to $1 billion
0.010% of the Trust's assets in excess of $1 billion

Note:
If incurred, a $10,000 deconversion credit ($5,000 a month for the first two (2) months) will be applied against service fees. Additionally, up to $30,000 credit will be applied for future acquisition/merger of funds into the Monteagle Funds Trust.

Plus out-of-pocket expenses to include, but not limited to:
Wire fees, bank service charges, printing, copying, postage, courier, account statement/confirmations (including programming costs for specialized statements and/or confirmation) Fund/SERV fee, price quotation service, record retention fees, shareholder web access fees, registration fees, travel and other standard miscellaneous items, per schedule attached.

                                                                      SCHEDULE C

MONTEAGLE FUNDS

Portfolios covered by this Agreement:
-------------------------------------

-  Monteagle Fixed Income Fund
-  Monteagle Select Value Fund
-  Monteagle Quality Growth Fund
-  Monteagle Informed Investor Growth Fund
-  Monteagle Large Cap Growth Fund
-  Monteagle Value Fund